UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Postal Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	83-2586114
(State of incorporation or organization)	(IRS Employer Identification No.)

75 Columbia Ave Cedarhurst, NY	11516
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-230684

Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Postal Realty Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-230684), as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Class A Common Stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus forming part of the Registration Statement. The prospectus relating to the Registration Statement to be filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POSTAL REALTY TRUST, INC.

Date: May 7, 2019	By:	/s/ Andrew Spodek
	Name:	Andrew Spodek
	Title:	Chief Executive Officer